UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 9, 2017 (November 3, 2017)

SICHUAN LEADERS PETROCHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Florida	000-54820	EIN 20-4138848
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 66 Jalan City, Icon City, 14000 Bukit Mertajam, Penang, Malaysia	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +6011-123456-33

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 28, 2017, Andy Fan (the “Seller”) and Yap Nee Seng (the “Purchaser”) entered into a Stock Purchase Agreement (the “Agreement”). The closing of the transactions (the “Closing”) contemplated by the Agreement occurred and consummated on November 3, 2017.

Pursuant to the Agreement, the Sellers sold to the Buyers, and the Buyers agreed to purchase from the Sellers, 40,000,020 shares of common stock, par value $0.01 per share (the “Common Stock”) of the Company, constituting approximately 92.1% of the issued and outstanding Common Stock.

The foregoing description of the Agreement does not purport to describe all of the terms and provisions thereof and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 4.01   Changes in Registrant’s Certifying Accountant

Dismissal of Previous Independent Registered Public Accounting Firm

Effective November 8, 2017, upon the approval of the board of directors of the Company, the Company dismissed MaloneBailey LLP, as the Company’s independent registered public accountant.

Although the report of MaloneBailey LLP on the Company’s financial statements for the fiscal year ended December 31, 2016 included an explanatory paragraph that noted substantial doubt about the Company’s ability to continue as a going concern. They did not contain any adverse opinion or a disclaimer of opinion, nor were they modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2016 as well as the subsequent interim period preceding our decision to dismiss MaloneBailey LLP, there have been no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) between the Company and MaloneBailey LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MaloneBailey LLP, would have caused them to make reference thereto in their report on financial statements for such years.

On November 8, 2017, the Company provided MaloneBailey LLP with a copy of the foregoing disclosures it is making in response to Item 4.01 on this Form 8-K, and requested MaloneBailey LLP to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree.   We have received the requested letter from MaloneBailey LLP, and a copy of such letter is filed as Exhibit 16.1 to this current report on Form 8-K.

Engagement of New Independent Registered Public Accounting Firm

On November 8, 2017, upon the approval of the board of directors of the Company, the Company engaged TAAD LLP (“TAAD”) as the independent registered public accounting firm for the Company.  During the Company’s fiscal years ended December 31, 2016 and 2015 as well as the subsequent interim period preceding our decision to retain TAAD, the Company did not consult with TAAD regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Item 5.01 Changes in Control of Registrant

Prior to the Closing, the Sellers owned 40,000,020, or approximately 92.1%, of the issued and outstanding shares of Common Stock and Mr. Andy Fan served as the Chief Executive Officer, Chief Financial Officer, President and Chairman of the Board of the Company.  Ms. Tina M. Donnelly serves as Corporate Secretary. In connection with the Closing, Mr. Andy Fan resigned from the executive officer positions he held with the Company and Tina Donnelly resigned from the corporate secretary position she held with the Company. Effective on October 31, 2017, the Company appointed Yap Nee Seng as Chief Executive Officer, President and Chairman of the Board of the Company and the Company appointed Cheah Pei Yin as Chief Financial Officer, Secretary and director of the Company.

Upon the Closing, the Purchaser owned 92.1% of the issued and outstanding Common Stock.  In addition, as of October 31, 2017, Yap Nee Seng has been appointed as Chief Executive Officer, President and Chairman of the Board of the Company effective immediately.

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The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of immediately following the Closing on November 3, 2017, by (i) each person known by the Company to be the beneficial owner of 5% or more of the outstanding Common Stock, (ii) each executive officer and director of the Company, and (iii) all of the Company’s executive officers and directors as a group.

Name of Buyer	Number of Shares (1)		Percentage of Class (2)
Yap Nee Seng* No. 66 Jalan City, Icon City, 14000 Bukit Mertajam, Penang, Malaysia	40,000,020	(3)	92.1%

Cheah Pei Yin* No. 66 Jalan City, Icon City, 14000 Bukit Mertajam, Penang, Malaysia	0		0%

All directors and officers as a group	40,000,020		92.1%

* Director and/ or executive officer.

(1)       Under Rule 13d-3 of the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares.  Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)       Based on 43,425,000 shares of Common Stock issued and outstanding as of the Closing.

(3)      These shares are owned of record by Yap Nee Seng. Mr. Andy Fan has submitted his resignation as Chief Executive Officer, Chief Financial Officer, President and Chairman of the Board of the Company and Mr. Yap Nee Seng has been appointed as the Company’s chairman, CEO and President effective on October 31, 2017.

The disclosure set forth in Item 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

Immediately prior to the Closing, the Company was a shell company (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and, following the Closing, will remain a shell company.  The Company previously reported the disclosures required to be made in its annual report of Form 10-K/A filed with the SEC on October 5, 2017 and its quarterly report of Form 10-Q filed with the SEC on August 07, 2017.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Prior to the date of the Closing, our Board of Directors consisted of one director, Mr. Andy Fan. Mr. Fan has submitted a letter of resignation and Yap Nee Seng and Cheah Pei Yin have been appointed to our Board of Directors. The appointment of Yap Nee Seng and Cheah Pei Yin, and the resignation of Andy Fan are effective on October 31, 2017.   In addition, effective on October 31, 2017, Mr. Andy Fan resigned from her officer position with the Company and we appointed Yap Nee Seng as our Chief Executive Officer and President, appointed Cheah Pei Yin as our Chief Financial Officer and Secretary .

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The following table sets forth the name, age, and position of our officers and directors. Executive officers are elected annually by our Board of Directors. Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified.

Name	Age	Position
Yap Nee Seng	52	President, Chief Executive Officer and Chairman of the Board
Cheah Pei Yin	29	Chief Financial Officer, Secretary, and Director

Mr. Yap Nee Seng, age 52, serves as our Chief Executive Officer, President and Chairman of the Board. Mr. Yap served as executive director to GMC Network Sdn. Bhd. From 1999 to 2002. From 2003 to 2005, Mr. Yap served as president to Gaoyizhi (International) Group of Companies. From 2005 to 2008, Mr. Yap served as president to Dalian Meiluo International Limited and group of companies. From 2008 to present, Mr. Yap served as founder and chief executive officer to BBB Global Holding Limited. From 2013 until present, Mr. Yap served as founder chief executive officer, and chairman to BBB Group of Companies. Mr. Yap received his Ph.D. in business administration from University of California in 1999 and specialized in international business, business management, marketing and business coach.

Cheah Pei Yin, age 29, has been appointed as our Chief Financial Officer, Secretary and Director of the Board. Ms. Yin served as executive director to BBB Resources SDN. BHD. from 2015 to 2017, and served as chief financial officer to BBB Asia Capital Berhad, from 2015 until present. Ms. Yin served as executive director to Zero to Hero Enterprise from 2008 to 2013. Ms Yin received B.A. specialized in business management, marketing and finance management.

Family Relationships

Mr. Yap Nee Seng and Ms. Cheah Pei Yin are domestic partners sharing the same household. There are no other family relationships among any of our officers or directors.

Corporate Governance

Board Committees

Our organizational documents authorize a board of not less than one member. Prior to the consummation of the Closing we had one director. Our board of directors does not have a lead independent director. Our board of directors has determined that its leadership structure was appropriate and effective for our Company given its stage of operations. In connection with the Closing, we established a board of directors with two members. We will re-evaluate our leadership structure once we have added additional members to our board of directors.

We presently do not have an audit committee, compensation committee or nominating committee or committee performing similar functions, as our management believes that until this point it has been premature at the early stage of our management and business development to form an audit, compensation or nominating committee. Until these committees are established, these decisions will continue to be made by our Board of Directors. Although our Board of Directors has not established any minimum qualifications for director candidates, when considering potential director candidates, our Board of Directors considers the candidate's character, judgment, skills and experience in the context of the needs of our Company and our Board of Directors.

Director Independence

We currently do not have any independent directors, as the term "independent" is defined by the rules of the Nasdaq Stock Market.

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The disclosure set forth in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.  The written resignation letter of Andy Fan and Tina Donnelly is filed as Exhibits 17.1 and 17.2, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
10.1	Stock Purchase Agreement, dated as of September 28, 2017, by and between Andy Fan, the Seller, and Yap Nee Seng, the Purchaser.*
10.2	Amendment to Stock Purchase Agreement, dated as of November 3, 2017 by and between Andy Fan, the Seller, and Yap Nee Seng, the Purchaser. *
16.1	Letter from MaloneBailey LLP, dated November 8, 2017 *
17.1	Written resignation letter of Andy Fan *
17.2	Written resignation letter of Tina M. Donnelly *

*	Filed herewith

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SICHUAN LEADERS PETROCHEMICAL COMPANY.

Date: November 9, 2017	By:	/s/ Yap Nee Seng
Name: Yap Nee Seng
Title: Chief Executive Officer

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